NPC International, Inc. Reports Third Quarter Results

Overland Park, Kansas, (November 13, 2015) - NPC International, Inc. (the “Company” or “NPC”), today reported results for its third fiscal quarter ended September 29, 2015.

THIRD QUARTER HIGHLIGHTS:

•	Pizza Hut comparable store sales were (0.9)% rolling over a decrease of (0.7)% last year.

•	Wendy’s comparable store sales were +3.1%.

*	Adjusted EBITDA (reconciliation attached) was $22.0MM; a decrease of $1.7MM or 7% from the prior year.

•	The Company generated a net loss of $(2.1)MM compared to net income of $0.2MM last year.

YEAR-TO-DATE RESULTS:

•	Pizza Hut comparable store sales decreased (1.3)% rolling over a decrease of (3.7)% last year.

•	Wendy’s comparable store sales increased +1.4%.

•	Adjusted EBITDA (reconciliation attached) was $83.8MM; an increase of $10.2MM or 14% from the prior year.

•	Net income was $2.9MM, an increase of $1.2MM from last year.

•	Cash balances were $32.1MM, an increase of $20.1MM from fiscal year end.

•	Our leverage ratio was 4.89X Consolidated EBITDA, net of allowable cash balances (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “We were very pleased with the performance of our Wendy’s business this quarter which posted strong comparable store sales growth of over 3% and continued margin expansion. In contrast, our Pizza Hut business experienced a modestly soft top-line and margins were pressured somewhat in the form of higher labor costs associated with a mix shift to our more labor intensive delivery channel as we had less promotional activity this year on carry-out centered offers.

Our Pizza Hut business continued to enjoy the margin benefit of a more favorable commodity environment this quarter; however, this benefit was more than offset by a modest decline in comparable store sales and higher labor costs. We have made strides this year in stabilizing the top line of the business and we look forward to consistent top line momentum to allow for margin expansion and improved profitability. Fortunately, we are making progress but when compared to overall category health, we must move faster and solidify our overall unique brand position in the market place.

Our Wendy’s business had a fabulous quarter and is clearly benefitting from the on-target brand positioning and marketing efforts of the leadership team at Wendy’s, as well as, excellent restaurant level execution by our restaurant teams. There is no doubt that we have fully integrated all the acquisitions that make up our Wendy’s business today and have the capability and infrastructure to continue to grow this business in a meaningful way. We remain on track to exceed our Image Activation requirements for fiscal 2015 and we look forward to carrying this momentum through the end of the fiscal year and beyond.

We are encouraged by our sales momentum half way through our fourth quarter. Wendy’s has accelerated its growth rate from its strong third quarter and Pizza Hut is solidly in positive sales growth territory. We look forward to a strong finish to fiscal 2015 and to further improving upon our EBITDA growth which has increased by $10.2 million or 14% on a year to date basis over the prior year, improving our profitability, liquidity and credit statistics relative to 2014.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent"), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended September 29, 2015 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s third quarter earnings conference call will be held Monday, November 16, 2015 at 9:00 am CT (10:00 ET). In addition to a discussion of third quarter results, the call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters. You can access this call by dialing 888-391-6937. The international number is 716-247-5763. The access code for the call is 71219612.

For those unable to participate live, a replay of the call will be available until November 23, 2015 by dialing 855-859-2056 or by dialing international at 404-537-3406. The access code for the replay is 71219612.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,263 Pizza Hut units in 28 states and 143 Wendy’s units in 5 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in Parent’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended
	September 29, 2015		September 30, 2014

Net product sales (1)	$288,025	100.0%	$287,296	100.0%
Fees and other income (2)	12,627	4.4%	12,303	4.3%
Total sales	300,652	104.4%	299,599	104.3%

Cost of sales (3)	85,541	29.7%	88,837	30.9%
Direct labor (4)	87,127	30.2%	84,431	29.4%
Other restaurant operating expenses (5)	99,275	34.5%	97,720	34.0%
General and administrative expenses (6)	17,773	6.2%	15,932	5.5%
Corporate depreciation and amortization of intangibles	5,316	1.8%	5,343	1.9%
Net facility impairment and closure costs (7)	1,050	0.4%	153	0.1%
Other	(153)	(0.1)%	210	0.1%
Total costs and expenses	295,929	102.7%	292,626	101.9%
Operating income	4,723	1.7%	6,973	2.4%
Interest expense	10,240	3.6%	10,344	3.6%
Loss before income taxes	(5,517)	(1.9)%	(3,371)	(1.2)%
Income taxes	(3,401)	(1.2)%	(3,533)	(1.2)%

Net (loss) income	$(2,116)	(0.7)%	$162	—%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only):
Pizza Hut	(0.9)%		(0.7)%
Wendy's	3.1%		n/a
Comparable store sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$15,531		$15,402
Cash Rent Expense	$16,680		$16,506

(1)
Net product sales increased 0.3% primarily due to the comparable store sales growth of 3.1% from our Wendy’s operation and an increase in equivalent units, partially offset by a decline in comparable store sales of 0.9% in our Pizza Hut operation.

(2)	Fees and other income increased 2.6% due to increased delivery transactions in our Pizza Hut units compared to the prior year.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs, primarily cheese and meats.

(4)
Direct labor, as a percentage of net product sales, increased largely due to higher labor costs from increased delivery sales mix in our Pizza Hut operation and higher health insurance expense, partially offset by productivity gains and sales leverage on fixed labor costs in our Wendy’s operation.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to higher advertising costs, increased repairs expense, and decreases in development incentives, partially offset by lower depreciation expense and lower costs associated with delivery driver insurance reserves.

(6)	General and administrative expenses increased due to higher field personnel and recruiting costs, increased employee benefits expense, and higher credit card transaction fees.

(7)	Net facility impairment and closure costs increased largely due to asset impairment charges recorded on underperforming units.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	39 Weeks Ended
	September 29, 2015		September 30, 2014

Net product sales (1)	$876,547	100.0%	$842,831	100.0%
Fees and other income (2)	39,549	4.5%	38,927	4.6%
Total sales	916,096	104.5%	881,758	104.6%

Cost of sales (3)	255,871	29.2%	263,148	31.2%
Direct labor (4)	264,135	30.1%	248,857	29.5%
Other restaurant operating expenses (5)	292,150	33.3%	278,846	33.1%
General and administrative expenses (6)	51,887	5.9%	47,074	5.6%
Corporate depreciation and amortization of intangibles	15,825	1.8%	15,537	1.8%
Net facility impairment and closure costs (7)	5,727	0.7%	721	0.1%
Other	240	—%	(98)	—%
Total costs and expenses	885,835	101.0%	854,085	101.3%
Operating income	30,261	3.5%	27,673	3.3%
Interest expense (8)	31,197	3.6%	30,548	3.6%
Income before income taxes	(936)	(0.1)%	(2,875)	(0.3)%
Income taxes	(3,867)	(0.4)%	(4,619)	(0.5)%

Net income	$2,931	0.3%	$1,744	0.2%

Percentages are shown as a percent of net product sales.

Comparable store sales (net product sales only)
Pizza Hut	(1.3)%		(3.7)%
Wendy's	1.4%		n/a
Comparable store sales are only reported for locations that have been operated by the Company for at least 12 months.

Capital Expenditures	$41,997		$50,507
Cash Rent Expense	$50,662		$47,699

(1)
Net product sales increased $33.7 million or 4.0% primarily due to the acquisition of 56 Wendy’s restaurants in the last half of 2014, which contributed incremental sales of $43.3 million, or 4.9% of net product sales year-to-date. Our existing Wendy’s units had positive comparable store sales of 1.4% which were partially offset by a decline in comparable store sales of 1.3% in our Pizza Hut operation.

(2)	Fees and other income increased 1.6% due to increased delivery transactions in our Pizza Hut units compared to the prior year.

(3)
Cost of sales, as a percentage of net product sales, decreased primarily due to lower ingredient costs, primarily cheese and meats, partially offset by an increase in the relative size of our Wendy’s operation which runs a higher food cost.

(4)
Direct labor, as a percentage of net product sales, increased largely due to higher labor costs from increased delivery sales mix in our Pizza Hut operation and higher health insurance expense, partially offset by sales leverage on Wendy’s fixed labor costs and an increase in the relative size of our Wendy’s operation which runs a lower labor cost.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased due to higher advertising costs and decreases in development incentives, partially offset by lower depreciation expense and an increase in the relative size of our Wendy’s operation which has lower operating expenses.

(6)	General and administrative expenses increased due to higher field personnel and recruiting costs, increased credit card transaction fees and higher employee benefits expense.

(7)	Net facility impairment and closure costs increased largely due to asset impairment charges recorded on underperforming units.

(8)	Interest expense increased due to increased borrowings on our term loan made in the prior year to fund the 56-unit Wendy’s acquisition completed in July 2014.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 29, 2015	December 30, 2014
Assets
Current assets:
Cash and cash equivalents	$32,146	$12,063
Other current assets	40,738	49,847
Total current assets	72,884	61,910

Facilities and equipment, net	204,355	198,122
Franchise rights, net	625,109	639,045
Other noncurrent assets	332,260	337,278
Total assets	$1,234,608	$1,236,355
Liabilities and Members' Equity
Current liabilities:
Other current liabilities	$106,668	$102,983
Current portion of debt	4,158	4,158
Total current liabilities	110,826	107,141

Long-term debt	588,144	591,263
Other noncurrent liabilities	265,682	270,926
Total liabilities	964,652	969,330
Members' equity	269,956	267,025
Total liabilities and members' equity	$1,234,608	$1,236,355

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	39 Weeks Ended
	September 29, 2015	September 30, 2014

Operating activities
Net income	$2,931	$1,744
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	47,151	48,030
Amortization of debt issuance costs	2,893	2,765
Deferred income taxes	(5,491)	(4,489)
Net facility impairment and closure costs	5,727	721
Other	335	(790)
Changes in assets and liabilities, excluding acquisitions:
Assets	7,131	923
Liabilities	2,593	8,821
Net cash provided by operating activities	63,270	57,725
Investing activities
Capital expenditures	(41,997)	(50,507)
Purchase of Wendy's business, net of cash acquired	—	(56,803)
Proceeds from sale-leaseback transactions	1,408	19,429
Proceeds from disposition of assets	521	2,888
Net cash used in investing activities	(40,068)	(84,993)
Financing activities
Net payments under revolving credit facility	—	(7,000)
Payments on term bank facilities	(3,119)	(2,704)
Issuance of debt	—	40,000
Debt issue costs	—	(693)
Other	—	140
Payment of accrued purchase price to sellers	—	(10,875)
Net cash (used in) provided by financing activities	(3,119)	18,868
Net change in cash and cash equivalents	20,083	(8,400)
Beginning cash and cash equivalents	12,063	20,035
Ending cash and cash equivalents	$32,146	$11,635

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 29, 2015	September 30, 2014	September 29, 2015	September 30, 2014
Adjusted EBITDA:
Net (loss) income	$(2,116)	$162	$2,931	$1,744
Adjustments:
Interest expense	10,240	10,344	31,197	30,548
Income taxes	(3,401)	(3,533)	(3,867)	(4,619)
Depreciation and amortization	16,072	17,095	47,151	48,030
Pre-opening expenses and other	228	621	1,446	1,068
Net facility impairment and closure costs	1,050	153	5,727	721
Development and WingStreet incentives	(85)	(1,150)	(825)	(3,950)
Adjusted EBITDA (1)	$21,988	$23,692	$83,760	$73,542
Adjusted EBITDA Margin(2)	7.6%	8.2%	9.6%	8.7%

Free Cash Flow:
Net cash provided by operating activities	$14,221	$16,442	$63,270	$57,725
Adjustments:
Capital expenditures	(15,531)	(15,402)	(41,997)	(50,507)
Free Cash Flow (3)	$(1,310)	$1,040	$21,273	$7,218

Unit Count Activity

	39 Weeks Ended
	September 29, 2015			September 30, 2014
	Combined	Wendy's	Pizza Hut	Combined	Wendy's	Pizza Hut
Beginning of period	1,420	143	1,277	1,354	91	1,263
Acquired	—	—	—	56	56
Developed(4)	10	—	10	17	—	17
Closed(4)	(24)	—	(24)	(17)	(3)	(14)
End of period	1,406	143	1,263	1,410	144	1,266

Equivalent units (5)	1,407	142	1,265	1,367	106	1,261

(1) The Company defines Adjusted EBITDA as consolidated net (loss) income plus interest, income taxes, depreciation and amortization, pre-opening expenses and certain other items that are non-operational in nature. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Free Cash Flow as cash flows from operations less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures.
(4) For Pizza Hut, six units and seven units were relocated or rebuilt and are included in both the developed and closed total for the 39 weeks ended September 29, 2015 and September 30, 2014, respectively. The closed units for the 39 weeks ended September 29, 2015 also include three units which are being relocated and will re-open upon completion.
(5) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, acquired or sold during the period on a weighted average basis.

Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109

7300 W 129th St
Overland Park, KS 66213